Exhibit 99.1

AYRO Announces Year-End 2021 Financial Results and Provides Corporate Update

ROUND ROCK, TX (March 23, 2022) – AYRO, Inc. (Nasdaq: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro mobility, and last-mile delivery, announces financial results for its third quarter ended December 31, 2021.

Recent Financial and Corporate Highlights:

●	Record revenue of $813,291 (+4% year-over-year, +45% sequentially)
●	35% sequential reduction in Net Loss from 3Q21 to 4Q21, with expected continued substantial improvements in Net Loss in both 1Q22 and 2Q22
●	Adjusted EBITDA loss of ($7.1) million in 4Q21
●	Total cash of $69.2 million and no debt as of December 31, 2021
●	Appointed Thomas M. Wittenschlaeger as Chief Executive Officer to leverage leadership in $6.3 billion LSEV (Low Speed Electric Vehicle) market
●	Commenced development of the model year 2023 AYRO Z light-duty electric utility truck in December 2021 with anticipated launch by year-end 2022

“Despite supply chain disruptions and continued impact from the coronavirus epidemic, we enjoyed record revenue in the fourth quarter, driven by record unit deliveries of the Club Car Current LSEV, formerly called the 411x,” commented AYRO CEO Tom Wittenschlaeger. “We continue to be a leader in the LSEV market, and, as I have mentioned previously, we continue to expect record revenue and unit deliveries again in the first and second quarters of 2022.

“Moreover, in December 2021, we began development of the next-generation 411 fleet vehicle model year 2023 refresh, referred to as the ‘AYRO Z’, which includes updates on our supply chain and our manufacturing strategy. We are targeting to launch the AYRO Z by year-end 2022 and envision the AYRO Z being ideally suited for light-duty uses, including low-speed logistics, maintenance and cargo services, and personal transport in a quiet and zero-emissions vehicle that should offer a major technology refresh over the 411x/Club Car Current. We believe that our leadership team has the requisite automotive manufacturing and EV experience to launch the AYRO Z with an aggressive design schedule and materially reduced development cost. We are making excellent progress in developing a supply chain for the AYRO Z that is primarily North American-sourced and that should have zero components from China. Again, the costs, delays, and logistics of sourcing our components from China are less than ideal, and we believe that we can and will do better.

“In addition to corporate customers looking for an environmentally friendly fleet of light-duty support electric vehicles, the AYRO Z is ideally suited for duties on many government properties, such as military bases, airports, forward-deployed installations, and even large vessels, where non-exhaust emitting, quiet vehicles are highly desirable. We further intend to position the AYRO Z for sale on the General Services Administration (GSA) schedule beginning in the fourth quarter of 2022 so that it may be provided at pre-negotiated prices for end-use by the federal government. This would represent an increase in the total addressable market for AYRO beyond the commercial fleet market being targeted today.

“At year-end 2021, our cash balance was $69.2 million. In previous corporate updates, I have mentioned the necessity of evaluating the cost structure of AYRO and possibly making some changes to maximize our cash runway and better align our costs with our objectives. In the fourth quarter, some tangible signs of our operating profile are evident. Make no mistake, we have not stopped innovating at AYRO. Rather, we have simply modified what products and market segments we are emphasizing and have limited spending outside of those focus areas.

“The result of the changes implemented in my first six months at AYRO should result in significant cost savings. We would expect our ongoing operating loss to narrow even further in 1Q22 and 2Q22 due to continued improvements in our cost structure that were made in the calendar new year and that did not show up in 4Q21 results, even as we are ramping our development activities for the AYRO Z. Additionally, we had approximately $1.78 million in one-time cost of goods sold (COGS) expenses in 4Q21 related to the shift to our North American-based manufacturing and supply chain strategy that will not recur in future quarters.

“In summary, 2022 should be a very busy year for the AYRO team. We look forward to rolling out the AYRO Z by year-end and introducing a next-generation light-duty electric truck that offers numerous cargo and payload hauling options, is extremely ergonomic, and meets the sustainability and ‘green’ goals that are increasingly common from today’s fleet managers.

I look forward to further updating investors in the future and appreciate our employees for their dedication and drive and our shareholders for their continued interest and support,” concluded Mr. Wittenschlaeger.

About AYRO, Inc.

Texas-based AYRO, Inc. designs and produces all-electric, purpose-built vehicles that are powered by technology and usable by anyone. Driven by insight gained from partners, customers, and research, AYRO delivers profitable and sustainable e-delivery solutions that empower organizations to enable sustainable fleets that extend both their brand value and exceptional user experience throughout the delivery process. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the expected value of the purchase order and the assembly, customization and offering of vehicles by AYRO’s strategic partners. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO relies on and intends to continue to rely on a single third-party supplier in China for the sub-assemblies in semi-knocked-down state for all of its vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:

Joseph Delahoussaye - CORE IR

for AYRO Inc.

investors@ayro.com

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash	$69,160,466	$36,537,097
Accounts receivable, net	969,429	765,850
Inventory, net	3,744,037	1,173,254
Prepaid expenses and other current assets	2,276,178	1,608,762
Total current assets	76,150,110	40,084,963

Property and equipment, net	835,160	611,312
Intangible assets, net	88,322	143,845
Operating lease – right-of-use asset	1,012,884	1,098,819
Deposits and other assets	41,288	22,491
Total assets	$78,127,764	$41,961,430

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$647,050	$767,205
Accrued expenses	2,990,513	665,068
Contract liability	-	24,000
Current portion long-term debt, net	-	7,548
Current portion lease obligation – operating lease	206,426	123,139
Total current liabilities	3,843,989	1,586,960

Long-term debt, net	-	14,060
Lease obligation - operating lease, net of current portion	859,543	1,002,794
Total liabilities	4,703,532	2,603,814

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of December 31, 2021 and 2020, respectively)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 as of December 31, 2021 and 2020, respectively)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 as of December 31, 2021 and 2020, respectively)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 36,866,956 and 27,088,584 as of December 31, 2021 and 2020, respectively)	3,687	2,709
Additional paid-in capital	131,654,776	64,509,724
Accumulated deficit	(58,234,231)	(25,154,817)
Total stockholders’ equity	73,424,232	39,357,616
Total liabilities and stockholders’ equity	$78,127,764	$41,961,430

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2021	2020
Revenue	$2,683,597	$1,604,069
Cost of goods sold	4,774,784	1,770,552
Gross loss	(2,091,187)	(166,483)

Operating expenses:
Research and development	11,449,617	1,920,548
Sales and marketing	2,419,168	1,415,282
General and administrative	17,168,898	6,603,935
Total operating expenses	31,037,683	9,939,765

Loss from operations	(33,128,870)	(10,106,248)

Other income (expense):
Other income, net	51,768	236,923
Interest expense	(2,312)	(327,196)
Loss on extinguishment of debt	-	(566,925)
Total other income (expense), net	49,456	(657,198)

Net loss	$(33,079,414)	$(10,763,446)

Provision for income taxes	-	-

Deemed dividend on modification of Series H-5 warrants	-	(432,727)

Net loss Attributable to Common Stockholders	$(33,079,414)	$(11,196,173)

Net loss per share, basic and diluted	$(0.94)	$(0.73)

Basic and diluted weighted average Common Stock outstanding	35,171,935	15,336,617

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,079,414)	$(10,763,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	527,584	447,283
Stock-based compensation	7,556,282	1,827,008
Amortization of debt discount	-	236,398
Loss on extinguishment of debt	-	566,925
Amortization of right-of-use asset	206,375	111,861
Provision for bad debt expense	99,309	37,745
Debt Forgiveness (PPP loan)	-	(218,000)
Change in operating assets and liabilities:
Accounts receivable	(302,887)	(732,449)
Inventory	(2,666,327)	(4,967)
Prepaid expenses and other current assets	(667,416)	(1,444,363)
Deposits	(18,797)	26,265
Accounts payable	(120,155)	(59,489)
Accrued expenses	2,038,365	10,632
Contract liability	(24,000)	24,000
Lease obligations - operating leases	(180,404)	(84,747)
Net cash used in operating activities	(26,631,485)	(10,019,344)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(538,012)	(504,332)
Purchase of intangible assets	(62,351)	(14,388)
Proceeds from merger with ABC Merger Sub, Inc.	-	3,060,740
Net cash (used in) provided by investing activities	(600,363)	2,542,020

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance debt	-	1,318,000
Repayments of debt	(21,611)	(1,744,676)
Proceeds from exercise of warrants, net of fees	100,000	3,926,818
Proceeds from exercise of stock options	1,506,999	16,669
Proceeds from issuance of Common Stock, net of fees and expenses	58,269,829	39,855,788
Net cash provided by financing activities	59,855,217	43,372,599

Net change in cash	32,623,369	35,895,275

Cash, beginning of year	36,537,097	641,822

Cash, end of year	$69,160,466	$36,537,097

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$1,971	$102,911
Interest forgiven on PPP loan	-	1,363
Conversion of debt to Common Stock	-	1,000,000
Conversion of Preferred Stock to Common Stock	-	9,025,245
Cashless exercise of 76,999 H-5 warrants	-	192,500
Discount on debt with related party	-	462,013
Deemed dividend on modification of Series H-5 warrants	-	432,727
Restricted Stock for service, vested not issued	329,380	42,300
Offering costs included in accounts payable, not paid	-	54,617
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$120,440	$1,210,680

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three months ended December 31, 2021 and 2020, respectively, and the twelve months ended December 31, 2021 and 2020, respectively:

	Three Months Ended
	December 31,
	2021	2020
Net Loss	$(7,779,756)	$(4,756,711)
Depreciation and Amortization	143,427	103,351
Stock-based compensation expense	558,296	1,351,830
Amortization of Discount on Debt	-	0
Interest expense	0	2,526
Loss on extinguishment of debt	-	213,700
Adjusted EBITDA	$(7,078,033)	$(3,085,304)

	Twelve Months Ended
	December 31,
	2021	2020
Net Loss	$(33,079,414)	$(10,763,446)
Depreciation and Amortization	527,584	447,283
Stock-based compensation expense	7,556,282	1,827,008
Amortization of Discount on Debt	-	236,398
Interest expense	2,312	90,798
Loss on extinguishment of debt	-	566,925
Gain on debt forgiveness (PPP loan)	-	(219,363)
Adjusted EBITDA	$(24,993,236)	$(7,814,397)